NEWS RELEASE

For Immediate Release	Contact:	Deanna Hart	Angela English
April 24, 2025		Investor Relations	Corporate Communications
		919-716-2137	803-931-1854

FIRST CITIZENS BANCSHARES REPORTS FIRST QUARTER 2025 EARNINGS

RALEIGH, N.C. -- First Citizens BancShares, Inc. (“BancShares”) (Nasdaq: FCNCA) reported earnings for the first quarter of 2025.

Chairman and CEO Frank B. Holding, Jr. said: “Our first quarter financial results were solid, including loan growth in the Commercial Bank and SVB Commercial segments, as well as deposit growth, primarily in the Direct Bank and throughout our Branch Network. Credit remained stable with net charge-offs declining from the fourth quarter. We maintained strong capital and liquidity positions which allowed us to return an additional $613 million of capital to our stockholders through share repurchases. We also successfully completed the issuance of $500 million of senior unsecured notes and $750 million of subordinated notes. While we acknowledge uncertainty in the current environment, we enter it from a position of strength and are excited about our prospects moving forward.”

FINANCIAL HIGHLIGHTS
Measures referenced below “as adjusted” or “excluding PAA” (or purchase accounting accretion) are non-GAAP financial measures. Refer to the Financial Supplement available at ir.firstcitizens.com or www.sec.gov for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Net income for the first quarter of 2025 (“current quarter”) was $483 million compared to $700 million for the fourth quarter of 2024 (“linked quarter”). Net income available to common stockholders for the current quarter was $468 million, or $34.47 per common share, compared to $685 million, or $49.21 per common share, in the linked quarter. The decrease in net income available to common stockholders of $217 million was mainly due to an increase in income tax expense of $132 million as the linked quarter included a decrease in income tax expense from the revaluation of the deferred tax liability. The tax rate applied in the linked quarter declined after we filed our first income tax returns that included the SVBB Acquisition. Pretax income for the current quarter was $651 million compared to $736 million for the linked quarter, a decrease of $85 million.

Adjusted net income for the current quarter was $528 million compared to $643 million for the linked quarter. Adjusted net income available to common stockholders was $513 million, or $37.79 per common share, a $115 million decrease from $628 million, or $45.10 per common share, in the linked quarter.

Current quarter results included the following select items:
•Acquisition-related expenses of $42 million,
•Intangible asset amortization of $15 million, and
•Net impact of $15 million for the tax effect of notable items.

NET INTEREST INCOME AND MARGIN
•Net interest income totaled $1.66 billion for the current quarter, a decrease of $46 million from the linked quarter. Net interest income related to PAA was $75 million compared to $82 million in the linked quarter, a decrease of $7 million. Net interest income, excluding PAA, was $1.59 billion compared to $1.63 billion in the linked quarter, a decrease of $39 million, primarily due to the following:
◦Interest income on loans decreased $86 million. Interest income on loans, excluding loan PAA, decreased $80 million as a result of a lower yield, partially offset by the impact of a higher average balance.
◦Interest income on interest-earning deposits at banks decreased $57 million due to declines in the average balance and the federal funds rate.
◦Interest income on investment securities increased $37 million due to a higher average balance and a higher yield.
◦Interest expense on interest-bearing deposits decreased $64 million, mainly due to a lower rate paid, partially offset by the impact of a higher average balance.
◦Interest expense on borrowings increased $4 million, primarily due to a higher average balance as we issued $500 million of senior unsecured notes and $750 million of subordinated notes during the current quarter.
•Net interest margin (“NIM”) was 3.26% compared to 3.32% in the linked quarter. NIM compression was mainly due to a decline in the yield on interest-earning assets (due primarily to decreases in the federal funds rate in the linked quarter), a mix shift from interest-earning deposits at banks to investment securities, and an increase in average interest-bearing deposits, partially offset by a decline in the cost of interest-bearing deposits and an increase in average loans. Lower PAA had a 1 basis point negative impact on NIM during the current quarter. NIM, excluding PAA, was 3.12% compared to 3.16% in the linked quarter.
◦The yield on average interest-earning assets was 5.68%, a decrease of 15 basis points from the linked quarter, mainly due to declines in yields on loans and interest-earning deposits at banks, and slightly lower loan PAA, partially offset by a higher yield on investment securities.
◦The rate paid on average interest-bearing liabilities was 3.22%, a decrease of 17 basis points from the linked quarter, primarily due to a lower rate paid on interest-bearing deposits, partially offset by the impact of a higher average balance of interest-bearing deposits.

NONINTEREST INCOME AND EXPENSE
•Noninterest income was $635 million compared to $699 million in the linked quarter, a decrease of $64 million, which included a decline in the fair value adjustment on marketable equity securities of $15 million, as well as declines in gains on sales of loans of $8 million, leasing equipment of $6 million and marketable equity securities of $2 million.
•Adjusted noninterest income was $479 million compared to $516 million in the linked quarter, a decrease of $37 million, primarily the result of a decline in other noninterest income of $28 million, mainly attributable to the negative impacts from fair value changes in customer derivative positions driven by changes in the rate environment, as well as the write-down of a held for sale asset. Additionally, decreases in adjusted rental income on operating lease equipment of $6 million and factoring commissions of $3 million were partially offset by an increase in wealth management services of $2 million.
•Noninterest expense was $1.49 billion compared to $1.52 billion in the linked quarter, a decrease of $24 million. Acquisition-related expenses and capitalized software impairment decreased $20 million and $10 million, respectively, compared to the linked quarter.
•Adjusted noninterest expense was $1.28 billion compared to $1.27 billion in the linked quarter, an increase of $9 million, primarily the result of the following:

◦An increase in total personnel cost of $17 million, mainly attributable to merit-based compensation increases, net staff additions, and seasonal increases in employee benefits and payroll taxes, as well as increases in marketing expense of $8 million mostly related to the Direct Bank, third-party processing of $6 million, and FDIC insurance expense of $5 million, partially offset by the following:
▪A decline in other noninterest expense of $20 million, reflecting decreases in non-income taxes, donations to support relief efforts for recent natural disasters, as well as a decrease in professional fees of $5 million.

BALANCE SHEET SUMMARY
•Loans and leases totaled $141.36 billion at March 31, 2025, an increase of $1.14 billion (3.3% annualized) compared to $140.22 billion at December 31, 2024. Loan growth was mostly attributable to the following:
◦Commercial Bank segment growth of $733 million (7.8% annualized) was mainly related to loans in our industry verticals, primarily Tech Media and Telecom and Healthcare.
◦SVB Commercial segment growth of $444 million (4.8% annualized) was mostly related to Global Fund Banking, partially offset by a decline in the investor dependent portfolio.
◦General Bank segment loans declined by $40 million as loan growth in Wealth was more than offset by declines in the Branch Network.
•Total investment securities were $44.32 billion at March 31, 2025, an increase of $229 million since December 31, 2024. The increase was mainly attributable to purchases of approximately $1.86 billion short duration available for sale U.S. agency mortgage-backed and U.S. Treasury investment securities during the current quarter, partially offset by sales of approximately $1.20 billion of U.S. Treasury investment securities, as well as paydowns and maturities.
•Deposits totaled $159.33 billion at March 31, 2025, an increase of $4.10 billion since December 31, 2024 (10.7% annualized growth). Deposit growth was attributable to the following:
◦Corporate deposits increased $2.76 billion, mostly due to growth in Direct Bank savings deposits.
◦General Bank segment deposits increased $1.35 billion, mainly due to growth in the Branch Network and Community Association Banking.
◦SVB Commercial segment deposits increased $496 million despite the strategic decision to move $2.4 billion in select cash sweep deposits to off-balance sheet client funds during the current quarter.
◦Commercial Bank segment deposits decreased $508 million.
•Noninterest-bearing deposits represented 25.6% of total deposits as of March 31, 2025, compared to 24.9% at December 31, 2024. The cost of average total deposits was 2.32% for the current quarter, compared to 2.46% for the linked quarter.
•Funding mix remained stable with 80.6% of total funding composed of deposits.

PROVISION FOR CREDIT LOSSES AND CREDIT QUALITY
•Provision for credit losses totaled $154 million for the current quarter compared to $155 million for the linked quarter. The current quarter provision for credit losses included a provision for loan and lease losses of $148 million and a provision for off-balance sheet credit exposure of $6 million.

◦The provision for loan and lease losses for the current quarter was $148 million compared to $158 million for the linked quarter. The $10 million decrease in the provision for loan and lease losses was mainly attributable to a decrease in net charge-offs of $16 million, partially offset by the impact of a $4 million reserve build in the current quarter compared to a $2 million reserve release in the linked quarter.
◦The $9 million increase in the provision for off-balance sheet credit exposure was mostly due to an increase in off-balance sheet credit exposure and modest deterioration in the macroeconomic forecast.
•Net charge-offs were $144 million for the current quarter, representing 0.41% of average loans, compared to $160 million, or 0.46% of average loans, for the linked quarter. The $16 million decrease was primarily related to lower net charge-offs in the equipment finance portfolio.
•Nonaccrual loans were $1.21 billion, or 0.85% of loans, at March 31, 2025, compared to $1.18 billion, or 0.84% of loans, at December 31, 2024.
•The allowance for loan and lease losses totaled $1.68 billion, an increase of $4 million from the linked quarter, primarily due to modest deterioration in the macroeconomic forecast, as well as increases in loan volume, partially offset by the result of a mix shift from the investor dependent portfolio to the Global Fund Banking portfolio, which has a lower loss rate relative to our other loan portfolios, and lower specific reserves for individually evaluated loans. The reserve release of $2 million in the linked quarter was primarily due to lower specific reserves, partially offset by increases in loan volume. The allowance for loan and lease losses as a percentage of loans was 1.19% at March 31, 2025 compared to 1.20% at December 31, 2024.

CAPITAL AND LIQUIDITY
•Capital ratios are well above regulatory requirements. The estimated total risk-based capital, Tier 1 risk-based capital, Common equity Tier 1 risk-based capital, and Tier 1 leverage ratios were 15.23%, 13.35%, 12.81%, and 9.75%, respectively, at March 31, 2025.
•During the current quarter, we repurchased 302,683 shares of our Class A common stock for $613 million and paid a dividend of $1.95 per share on our Class A and Class B common stock. Shares repurchased during the current quarter represented 2.38% of Class A common shares and 2.21% of total Class A and Class B common shares outstanding at December 31, 2024. From inception of the Share Repurchase Program (“SRP”) through March 31, 2025, we have repurchased 1,117,324 shares of our Class A common stock for $2.28 billion, representing 8.26% of Class A common shares and 7.69% of total Class A and Class B common shares outstanding as of June 30, 2024. The total capacity remaining under the SRP was $1.22 billion as of March 31, 2025.
•Liquidity position remains strong as liquid assets were $62.79 billion at March 31, 2025, compared to $59.34 billion at December 31, 2024.

EARNINGS CALL/ WEBCAST DETAILS
BancShares will host a conference call to discuss the company's financial results on Thursday, April 24, 2025, at 9 a.m. Eastern time.
The call may be accessed via webcast on the company’s website at ir.firstcitizens.com or through the dial-in details below:
North America: 1-833-470-1428
All other locations: 1-929-526-1599
Access code: 627829

Our earnings release, investor presentation, and financial supplement are available at ir.firstcitizens.com. In addition, these materials will be furnished to the Securities and Exchange Commission (the “SEC”) on a Form 8-K and will be available on the SEC website at www.sec.gov. After the event, a replay of the call will be available via webcast at ir.firstcitizens.com.
ABOUT FIRST CITIZENS BANCSHARES
First Citizens BancShares, Inc. (Nasdaq: FCNCA), a top 20 U.S. financial institution with more than $200 billion in assets and a member of the Fortune 500TM, is the financial holding company for First-Citizens Bank & Trust Company (“First Citizens Bank”). Headquartered in Raleigh, N.C., First Citizens Bank has built a unique legacy of strength, stability and long-term thinking that has spanned generations. First Citizens offers an array of general banking services including a network of branches and offices nationwide; commercial banking expertise delivering best-in-class lending, leasing and other financial services coast to coast; innovation banking serving businesses at every stage; personalized service and resources to help grow and manage wealth; and a nationwide direct bank. Discover more at firstcitizens.com.

FORWARD-LOOKING STATEMENTS
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic (including the imposition of tariffs on trading partners), political (including the makeup of the U.S. Congress and Trump administration), geopolitical events (including conflicts in Ukraine and the Middle East), natural disasters and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from previous bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including interest rate decisions by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums and the proposed interagency rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previous acquisition transactions, including the acquisition of certain assets and liabilities of Silicon Valley Bridge Bank, N.A. (the “SVBB Acquisition”) and the previously completed merger with CIT Group Inc., or any future transactions.

BancShares’ SRP allows BancShares to repurchase shares of its Class A common stock through 2025. BancShares is not obligated under the SRP to repurchase any minimum or particular number of shares, and repurchases may be suspended or discontinued at any time (subject to the terms of any Rule 10b5-1 plan in effect) without prior notice.

The authorization to repurchase Class A common stock will be utilized at management’s discretion. The actual timing and amount of Class A common stock that may be repurchased will depend on a number of factors, including the terms of any Rule 10b5-1 plan then in effect, price, general business and market conditions, regulatory requirements, and alternative investment opportunities or capital needs.

Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its other filings with the SEC.

NON-GAAP MEASURES
Certain measures in this release, including those referenced as “adjusted” or “excluding PAA,” are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation. This information can be found in the Financial Supplement located in the Quarterly Results section of our website at https://ir.firstcitizens.com/financial-information/quarterly-results/default.aspx.